Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Trio-Tech International
14731 Califa Street
Van Nuys, CA 91411

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 26, 2013, relating to the consolidated financial statements of Trio-Tech International appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013.

/s/ Mazars LLP
Mazaz LLP
Singapore
December 20, 2013